Noteholders Report
Crusade Global Trust No. 1 of 2004
Coupon Period Ending 18 January 2005

USD Notes
	FV Outstanding (USD)	Bond Factor	Coupon Rate	Coupon Payments (USD)	Principal Payments (USD)	Charge Offs (USD)
Class A-1 Notes	719,384,348.61	71.938435%	2.2200%	4,489,234.15	71,902,516.91	0.00

	FV Outstanding (AUD)	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class A-2 Notes	503,569,044.02	71.938435%	5.6883%	7,941,626.40	50,331,761.84	0.00
Class B Notes	30,100,000.00	100.000000%	6.0983%	462,668.83	0.00	0.00
Class C Notes	4,600,000.00	100.000000%	6.2983%	73,025.77	0.00	0.00

		31-Dec-04
Pool Summary		AUD
Outstanding Balance - Variable Rate Housing Loans		1,209,419,138
Outstanding Balance - Fixed Rate Loans		232,275,686
Number of Loans		8,248
Weighted Average Current LVR		58.89%
Average Loan Size		174,793
Weighted Average Seasoning		27 mths
Weighted Average Term to Maturity		290 mths

Principal Collections		AUD
Scheduled Principal Payments		9,449,167.12
Unscheduled Principal Payments		138,299,948.13
Redraws		7,200,895.56

Principal Collections		140,548,219.69

Total Available Principal		AUD
Principal Collections		140,548,219.69
Principal Charge Offs		0.00
Principal Draws		0.00
Total Available Principal		140,548,219.69

Outstanding Principal Draws From Previous Period		0.00

Principal Distributed		140,548,219.69
Principal Retained		0.00

Total Available Funds		AUD
Available Income		26,801,158.61
Principal Draw		0.00
Liquidity Draw		0.00

Total Available Funds		26,801,158.61

Redraw & Liquidity Facilities		AUD
Redraw Shortfall		0.00
Redraw Carryover Charge Offs		0.00

CPR
		Oct-04	Nov-04	Dec-04
	1 mth CPR	28.59%	28.59%	30.43%

Arrears
	% of pool (by number)
31 - 59 days	0.54%
60 - 89 days	0.16%
90+ days	0.14%
Defaults	Nil
Losses	Nil